Exhibit 10.04

AMENDED AND RESTATED

TELETECH HOLDINGS, INC.

1999 STOCK OPTION AND INCENTIVE PLAN

1.         Preamble.

TeleTech Holdings, Inc., a Delaware corporation (the “Company”), hereby establishes the Amended and Restated TeleTech Holdings, Inc. 1999 Stock Option and Incentive Plan (the “Plan”) as a means whereby the Company may, through Awards (as herein defined):

(a)        provide employees of the Company and its Subsidiaries (as herein defined) with additional incentive to promote the success of the Company’s and its Subsidiaries’ businesses and encourage such employees to remain in the employ of the Company and its Subsidiaries;

(b)        provide incentive for potential, employees to accept employment with the Company; and

(c)        provide directors of the Company who are not otherwise employees of the Company, and consultants and other independent contractors who provide services to the Company, with additional incentive to promote the success of the Company’s business.

The provisions of the Plan do not apply to or affect any option, stock appreciation right, or stock award heretofore or hereafter granted under any other stock plan of the Company or any subsidiary, and all such options, stock appreciation rights or stock awards continue to be governed by and subject to the applicable provisions of the plan or agreement under which they were granted.

2.         Definitions.

2.1        “Award” means an award or benefit granted under the Plan, including, without limitation, Dividend Equivalent Rights, Options, Phantom Stock, Restricted Stock, RSUs or SARs, or any combination of the foregoing.

2.2        “Board” or “Board of Directors” means the board of directors of the Company.

2.3        “Cause” means, as determined in the sole discretion of the Board, a Participant’s (a) commission of a felony or the commission of any crime involving moral turpitude, theft, embezzlement, fraud, misappropriation of funds, breach of fiduciary duty, abuse of trust or the violation of any other law or ethical rule relating to the Company; (b) material or repeated dishonesty or misrepresentation involving the Company or any Subsidiary; (c) material or repeated misconduct in the performance or non-performance of Participant’s responsibilities as an employee, officer, Director, consultant or independent contractor; (d) violation of a material condition of employment; (e) unauthorized use of trade secrets or confidential information (or the

Company’s reasonable belief that a Participant has or has attempted to do so); or (f) aiding a competitor of the Company or any Subsidiary.

2.4       “Code” means the Internal Revenue Code of 1986, as it exists now and as it may be amended from time to time.

2.5       “Committee” means the committee comprised of two or more Directors appointed by the Board to administer the Plan.

2.6       “Common Stock” means the common stock of the Company, $.01 par value per share.

2.7       “Company” means TeleTech Holdings, Inc., a Delaware corporation, and any successor thereto.

2.8       “Director” means a member of the Board.

2.9       “Dividend Equivalent Right” means an Award granted under Section 12 that entitles the Participant to receive bookkeeping credits, cash payments and/or Common Stock distributions equal in amount to the distributions that would have been made to the Participant had the Participant held a specified number of shares of Common Stock during the period that the Participant held the Dividend Equivalent Right.

2.10     “Exchange Act” means the Securities Exchange Act of 1934, as it exists now or from time to time may hereafter be amended.

2.11     “Fair Market Value” means for the relevant day:

(a)        If shares of Common Stock are listed or admitted to unlisted trading privileges on any national or regional securities exchange, the last reported sale price, regular way, on the composite tape of that exchange on the day Fair Market Value is to be determined or, if no sales prices are reported on that date, on the last preceding date on which such prices of the Common Stock are so reported;

(b)        If the Common Stock is not listed or admitted to unlisted trading privileges as provided in paragraph (a), and if sales prices for shares of Common Stock are reported by the National Association of Securities Dealers, Inc. Automated Quotations, Inc. National Market System (“Nasdaq System”), then the last sale price for Common Stock reported as of the close of business on the day Fair Market Value is to be determined, or if no such sale takes place on that day, the average of the high bid and low asked prices so reported and, if Common Stock is not traded on that day, the next preceding day on which such stock was traded; or

(c)        If trading of the Common Stock is not reported by the Nasdaq System or on a stock exchange, Fair Market Value will be determined by the Committee in its discretion based upon the best available data.

Notwithstanding any provision of this Section to the contrary, Fair Market Value shall be determined in a manner that results in compliance with Section 409A.

2.12      “ISO” means incentive stock options within the meaning of Section 422 of the Code.

2.13      “Naked SAR” means a SAR issued not in connection with an ISO or NSO.

2.14      “NSO” means non-qualified stock options, which are not intended to qualify under Section 422 of the Code.

2.15      “Option” means the right of a Participant, whether granted as an ISO or an NSO, to purchase a specified number of shares of Common Stock, subject to the terms and conditions of the Plan.

2.16      “Option Date” means the date upon which an Award is granted to a Participant under the Plan.

2.17      “Option Price” means the price per share at which an Option may be exercised.

2.18      “Outside Director” means a non-employee Director as defined in Section 16b-3(b)(3)(i) of the Exchange Act.

2.19      “Participant” means an individual to whom an Award has been granted under the Plan.

2.20      “Phantom Stock” means a hypothetical share of Common Stock issued as phantom stock under the Plan, which has been awarded to a Participant pursuant to the Plan and subject to the restrictions contained in Section 11.

2.21      “Plan” means the Amended and Restated TeleTech Holdings, Inc. 1999 Stock Option and Incentive Plan, as set forth herein and as from time to time amended.

2.22      “Restricted Stock” means Common Stock awarded to a Participant pursuant to the Plan and subject to the restrictions contained in Section 9.

2.23      “RSU” means a restricted stock unit, which is a right, granted in accordance with Section 10, to receive Common Stock or a cash payment of the Fair Market Value of Common Stock, or both.

2.24      “SAR” means a stock appreciation right awarded to a Participant pursuant to the Plan and subject to the restrictions contained in Section 8. A SAR may be a Naked SAR or a Tandem SAR.

2.25      “Section 409A” means Section 409 A of the Code and any related guidance and regulations (including, until finalized, proposed Treasury regulations issued in October of 2005) promulgated thereunder.

2.26     “Securities Act” means the Securities Act of 1933, as it exists now or from time to time may hereinafter be amended.

2.27     “Subsidiary” means any corporation or other entity of which the majority voting power or equity interest is owned directly or indirectly by the Company.

2.28     “Tandem SAR” means a SAR associated with and issued in connection with an ISO or NSO.

2.29     Rules of Construction.

(a)        Governing Law. The construction and operation of the Plan are governed by the laws of the State of Delaware.

(b)        Undefined Terms. Unless the context requires another meaning, any term not specifically defined in the Plan has the meaning given to it by the Code.

(c)        Headings. All headings in this document are for reference only and are not to be utilized in construing the Plan.

(d)        Gender. Unless clearly appropriate, all nouns of whatever gender refer indifferently to persons of any gender.

(e)        Singular and Plural. Unless clearly inappropriate, singular terms refer also to the plural and vice versa.

(f)        Severability. If any provision of the Plan is determined to be illegal or invalid for any reason, the remaining provisions shall continue in full force and effect and shall be construed and enforced as if the illegal or invalid provision did not exist, unless the continuance of the Plan in such circumstances is not consistent with its purposes.

(g)        Termination of Employment. For all purposes of the Plan, an employee will have terminated employment with the Company when the employee’s employment relationship with the Company and all of its subsidiaries is terminated. Additionally, for all purposes of the Plan, (i) a consultant’s or independent contractor’s “employment with the Company” shall be considered terminated upon the termination of any consulting or independent contractor agreement, or when the consultant or independent contractor no longer performs any services for the Company, and (ii) a non-employee Director’s “employment with the Company” shall be considered terminated at the time such Director ceases to serve on the Board.

3.         Stock Subject to the Plan.

Except as otherwise provided in Section 15, the aggregate number of shares of Common Stock that may be issued as Options or as Restricted Stock under the Plan may not exceed 14,000,000 shares of Common Stock. The maximum number of shares of Common Stock that may be issued pursuant to Options intended to qualify as ISOs shall be 14,000,000 shares of Common Stock. Reserved shares may be either authorized but unissued shares or treasury shares, in the Board’s discretion. If any Awards hereunder shall terminate or expire, as to any number of shares, new Options and Restricted Stock may thereafter be awarded with respect to such shares. Except as otherwise provided in Section 15, no Participant may be granted Awards under the Plan in any calendar year in respect of more than 300,000 shares of Common Stock.

4.         Administration.

4.1       Plan Administrator. The Plan shall be administered by the Committee.

4.2       Committee Powers.  In addition to any other powers set forth in the Plan, the Committee has the exclusive authority:

(a)        to construe and interpret the Plan, and to remedy any ambiguities or inconsistencies therein;

(b)        to establish, amend and rescind appropriate rules and regulations relating to the Plan;

(c)        subject to the express provisions of the Plan, to determine the individuals who will receive Awards, the type of Awards, the times when they will receive them, the number of shares of Common Stock to be subject to each Award and the Option Price, payment terms, payment method, and expiration date applicable to each Award;

(d)        to contest on behalf of the Company or Participants, at the expense of the Company, any ruling or decision on any matter relating to the Plan or to any Awards;

(e)        generally, to administer the Plan, and to take all such steps and make all such determinations in connection with the Plan and the Awards granted thereunder as it may deem necessary or advisable;

(f)        to determine the form in which payment of an Award, which is a SAR, a Phantom Stock or RSU and which has been granted hereunder, will be made (i.e., cash, Common Stock or a combination thereof) or to approve a Participant’s election to receive cash in whole or in part in settlement of such Award;

(g)        to determine the form in which tax withholding under Section 18 of the Plan will be made; and

(h)        to amend the Plan or any Award granted or awarded hereunder as may be necessary in order for any business combination involving the Company to qualify for pooling-of-interest treatment under APB No. 16.

4.3       No    Exercise    of   Authority    Resulting    in    Nonqualified    Deferred Compensation.    Notwithstanding any other provision of the Plan to the contrary, the

Committee shall exercise its authority with respect to the Plan or any Award in a manner so that the terms and conditions applicable to any Award (or portion thereof), which is granted to a Participant who is subject to taxation under the Code and which constitutes “deferred compensation” subject to Section 409A of the Code, comply with, or are exempt from, Section 409A. The terms of any such Award (or portion thereof) permitting the deferral of payment or other settlement thereof or providing for settlement in cash in lieu of shares of Common Stock shall be subject to such requirements and shall be administered in such manner as the Committee may determine to be necessary or appropriate to comply with the applicable provisions of Section 409A.

5.         Eligible Participants.

Subject to the provisions of the Plan, the Committee shall determine from time to time (a) those employees, officers, Directors, consultants and independent contractors of the Company or a Subsidiary, and non-employees and non-officers to whom the Company or any Subsidiary has extended an offer of employment, who shall be designated as Participants, and (b) the number and type of Awards to be granted to each such Participant; provided, however, that no ISOs or Tandem SARs granted with respect to ISOs shall be awarded under the Plan more than ten years after the date the Plan is adopted by the Board. In addition, no ISOs may be awarded to a Participant who is not an employee of the Company or a Subsidiary.

6.         Terms and Conditions of Incentive Stock Options.

The Committee, in its discretion, may grant ISOs to any Participant under the Plan; provided, however, that no ISOs may be granted to a Director or other Participant who is not an employee of the Company or a Subsidiary. Each ISO shall be evidenced by an agreement between the Company and the Participant in a form approved by the Committee; provided, however, no such agreement shall contain any provision that would result in such ISO being considered “nonqualified deferred compensation,” within the meaning of Section 409A, so as to cause such ISO or the Plan to become subject to the requirements of Section 409A. Unless the Committee, in its discretion, determines otherwise, each ISO agreement shall be subject to the following terms and conditions and to such other terms and conditions as the Committee may deem appropriate;

(a)       Option Period.  Each ISO will expire as of the earliest of:

(i)        the date on which it is forfeited under the provisions of Section 14;

(ii)       10 years (or five years as specified in Section 6(e)) from the Option Date;

(iii)      three months    after    the    Participant’s    termination    of employment with the Company for any reason other than death; or

(iv)      six months after the Participant’s death.

(b)       Option Price. Subject to the provisions of Section 6(e), the Option Price per share shall be determined by the Committee at the time any ISO is granted, and shall not be less than the Fair Market Value of the Common Stock subject to the ISO on the Option Date.

(c)       Other Option Provisions. The form of ISO authorized by the Plan may contain such other provisions as the Committee may, from time to time, determine; provided, however, that such other provisions may not be inconsistent with any requirements imposed on qualified stock options under Section 422 of the Code. The terms and conditions of the respective Option agreements need not be identical.

(d)       Limitations on Awards. To the extent that the aggregate Fair Market Value, determined as of the Option Date, of Common Stock with respect to which ISOs are exercisable by a Participant for the first time during any calendar year under all ISO plans of the Company and any parent corporation or subsidiary corporation (both as defined in Section 424 of the Code) exceeds $100,000 (or such other individual limit as may be in effect under the Code on the date of grant), such ISOs shall be treated as NSOs. The Committee shall determine, in accordance with applicable provisions of the Code, Treasury Regulations and other administrative pronouncements, which of a Participant’s Options, which were intended by the Committee to be ISOs when granted to the Participant, will not constitute ISOs because of such limitation and shall notify the Participant of-such determination as soon as practicable after such determination.

(e)       Awards to Certain Stockholders. Notwithstanding Sections 6(a) and 6(b) hereof, if an ISO is granted to a Participant who owns stock representing more than 10% of the voting power of all classes of stock of the Company or a Subsidiary (as determined under the Code), the exercise period specified in the ISO agreement for which the ISO thereunder is granted shall not exceed five years from the Option Date and the Option Price shall be at least 110% of the Fair Market Value (as of the Option Date) of the Common Stock subject to the ISO.

7.         Terms and Conditions of Non-Qualified Stock Options.

The Committee, in its discretion, may grant NSOs to any Participant under the Plan. Each NSO shall be evidenced by an agreement between the Company and the Participant in a form approved by the Committee; provided, however, no such agreement shall contain any provision that would result in such NSO being considered “nonqualified deferred compensation,” within the meaning of Section 409A, so as to cause such NSO or the Plan to become subject to the requirements of Section 409A. Unless the Committee, in its discretion, determines otherwise, each NSO agreement shall be subject to the following terms and conditions and to such other terms and conditions as the Committee may deem appropriate:

(a)       Option Period. Each NSO will expire as of the earliest of:

(i)        the date on which it is forfeited under the provisions of Section 14;

(ii)       the date three months after the Participant’s termination of employment with the Company for any reason other than death; or

(iii)      the date six months after the Participant’s death.

(b)        Option Price. At the time when the NSO is granted, the Committee will fix the Option Price. The Option Price may be greater than or equal to Fair Market Value on the Option Date, as determined in the sole discretion of the Committee.

(c)        Other Option Provisions. The form of NSO authorized by the Plan may contain such other provisions as the Committee may from time to time determine. The terms and conditions of the respective Option Agreements need not be identical.

8.         Terms and Conditions of Stock Appreciation Rights.

The Committee may, in its discretion, grant a SAR to any Participant under the Plan. Each SAR shall be evidenced by an agreement between the Company and the Participant, in a form approved by the Committee, and may be a Naked SAR or a Tandem SAR; provided, however, the terms and conditions of any such agreement shall comply with any applicable requirements of Section 409A. Unless the Committee, in its discretion, determines otherwise, each SAR awarded to Participants under the Plan shall be subject to the following terms and conditions and to such other terms and conditions as the Committee may deem appropriate:

(a)       Tandem SARs. Tandem SARs shall terminate on the same date as the related ISO or NSO. A Tandem SAR shall be exercisable only if the Fair Market Value of a share of Common Stock on the date of surrender exceeds the Option Price for the related Option, and then shall be exercisable to the extent, and only to the extent, that the related Option is exercisable. A Tandem SAR shall entitle the Participant to whom it is granted the right to elect, so long as such Tandem SAR is exercisable and subject to such limitations as the Committee shall have imposed, to surrender any then exercisable portion of his related Option, in whole or in part, and receive from the Company in exchange, without any payment of cash (except for applicable employee withholding taxes), that number of shares of Common Stock having an aggregate Fair Market Value on the date of surrender equal to the product of (i) the excess of the Fair Market Value of a share of Common Stock on the date of surrender over the per share Option Price, and (ii) the number of shares of Common Stock subject to such Option or portion thereof which is surrendered. Any Option or portion thereof which is surrendered shall no longer be exercisable. The Committee, in its sole discretion, may allow the Company to settle all or part of the Company’s obligation arising out of the exercise of a Tandem SAR by the payment of cash equal to the aggregate Fair Market Value of the shares of Common Stock which the Company would otherwise be obligated to deliver.

(b)       Naked SARs. Naked SARs shall terminate as provided in the Participant’s SAR agreement. The Committee may at the time of granting any Naked SAR add such conditions and limitations to the Naked SAR as it shall deem advisable, including but not limited to, limitations on the period within which the Naked SAR shall be exercisable and the maximum amount of appreciation to be recognized with regard to such Naked SAR.

(c)        Other Conditions. If a Participant is subject to Section 16(a) and Section 16(b) of the Exchange Act, the Committee may at any time add such additional conditions and limitations to such SAR which the Committee, in its discretion, deems necessary or desirable in order to comply with Section 16(a) or Section 16(b) of the Exchange Act and the rules and regulations issued thereunder, or in order to obtain any exemption therefrom.

9.         Terms and Conditions of Restricted Stock Awards.

The Committee, in its discretion, may grant Restricted Stock to any Participant under the Plan. Each grant of Restricted Stock shall be evidenced by an agreement between the Company and the Participant in a form approved by the Committee; provided, however, the terms and conditions of any such agreement shall comply with any applicable requirements of Section 409A. Unless the Committee, in its discretion, determines otherwise, all shares of Common Stock awarded to Participants under the Plan as Restricted Stock shall be subject to the following terms and conditions and to such other terms and conditions as the Committee may deem appropriate:

(a)       Restricted Period. Shares of Restricted Stock awarded to Participants may not be sold, transferred, pledged or otherwise encumbered before they vest. Subject to the provisions of subparagraphs (b) and (c) below and any other restrictions imposed by law, certificates evidencing shares of Restricted Stock that vest will be transferred to the Participant or, in the event of his death, to the beneficiary or beneficiaries designated by writing filed by the Participant with the Committee for such purpose or, if none, to his estate.

(b)       Forfeitures. A Participant shall forfeit all unpaid accumulated dividends and all shares of Restricted Stock which have not vested prior to the date that his employment with the Company is terminated for any reason.

(c)        Certificates Deposited With Company. Each certificate issued in respect of shares of Restricted Stock awarded under the Plan shall be registered in the name of the Participant and deposited with the Company. Each such certificate shall bear the following (or a similar) legend:

“The transferability of this certificate and the shares of stock represented hereby are subject to the terms and conditions (including forfeiture) relating to Restricted Stock contained in the TeleTech Holdings, Inc. 1999 Stock Option and Incentive Plan and an agreement entered into between the registered owner and TeleTech Holdings, Inc. Copies of such Plan and agreement are on file at the principal office of TeleTech Holdings, Inc.”

(d)       Stockholder Rights. Subject to the foregoing restrictions, each Participant shall have all the rights of a stockholder with respect to his shares of Restricted Stock including, but not limited to, the right to vote such shares.

(e)       Dividends. On each Common Stock dividend payment date, each Participant shall receive an amount equal to the dividend paid on that date on a share of Common Stock, multiplied by his number of shares of Restricted Stock.

10.       Terms and Conditions of Restricted Stock Unit Awards.

The Committee, in its discretion, may grant an RSU to any Participant under the Plan. Each grant of RSU shall be evidenced by an agreement between the Company and the Participant in a form approved by the Committee; provided, however, the terms and conditions of any such agreement shall comply with any applicable requirements of Section 409A. Unless the Committee, in its discretion, determines otherwise, each RSU awarded to Participants under the Plan shall be subject to the following terms and conditions and to such other terms and conditions as the Committee may deem appropriate:

(a)       Settlement. Unless deferral of payment in settlement of RSUs is permitted or required under the terms of the Award thereof and such deferral complies with Section 409A, RSUs shall be settled upon or as soon as reasonably practicable following the vesting thereof, but in no event later than March 15 of the calendar year following the calendar year in which the RSU vests. Settlement shall be made in cash, shares of Common Stock or any combination thereof, as determined by the Committee.

(i)         Settlement of RSUs in shares of Common Stock shall be made by delivery of one share of Common Stock for each such RSU then being settled.

(ii)        Settlement of RSUs in cash shall be made by payment of an aggregate amount equal to: the product of (A) the Fair Market Value of Common Stock on the applicable settlement date specified by the Committee, multiplied by (B) the number of RSUs then being settled.

(b)       Other Conditions. If a Participant is subject to Section 16(a) and Section 16(b) of the Exchange Act, the Committee may at any time add such additional conditions and limitations to such RSU which the Committee, in its discretion, deems necessary or desirable in order to comply with Section 16(a) or Section 16(b) of the Exchange Act and the rules and regulations issued thereunder, or in order to obtain any exemption therefrom.

11.       Terms and Conditions of Phantom Stock.

The Committee may, in its discretion, award Phantom Stock to any Participant under the Plan. Each award of Phantom Stock shall be evidenced by an agreement between the Company and the Participant; provided, however, the terms and conditions of any such agreement shall comply with any applicable requirements of Section 409A. The Committee may at the time of awarding any Phantom Stock add such additional conditions and limitations to the Phantom Stock as it shall deem advisable, including, but not limited to, limitations on the period or periods within which the Phantom Stock may be surrendered and the maximum amount of appreciation to be recognized with regard to such Phantom Stock. An award of Phantom Stock shall entitle the Participant to whom it is awarded the right to elect, so long as such Phantom Stock is vested and subject to such limitations as the Committee shall have imposed, to surrender any then vested portion of the Phantom Stock, in whole or in part, and receive from the Company in exchange therefor the Fair Market Value on the date of surrender of the Common Stock to which the surrendered Phantom Stock relates in cash or in shares of Common Stock as the Committee may determine. If a Participant is subject to Section 16(a) and Section 16(b) of the Exchange Act, the Committee may at any time add such additional conditions and limitations to such Phantom Stock which, in its discretion, the Committee deems necessary or desirable in order to comply with Section 16(a) or Section 16(b) of the Exchange Act and the rules and regulations promulgated thereunder, or in order to obtain any exemption therefrom.

12.       Terms and Conditions of Dividend Equivalent Rights.

The Committee may, in its discretion, award a Dividend Equivalent Right to any Participant under the Plan. Each Dividend Equivalent Right awarded shall be set forth in an agreement that is separate and apart from any other Award and may not be awarded as a component of any other Award agreement. The terms and conditions under which any Dividend Equivalent Right Award is made shall comply with any applicable requirements of Section 409A.

(a)       Other Conditions. The Committee may at the time of awarding any Dividend Equivalent Right add such additional conditions and limitations to the Dividend Equivalent Right as it shall deem advisable, including, but not limited to, whether the Participant is to receive credits currently in cash, is to have such credits reinvested (at Fair Market Value determined as of the date of reinvestment) in additional shares of Common Stock or is to be entitled to choose among such alternatives.

(b)       Settlement. Awards of Dividend Equivalent Rights may be settled in cash or in shares of Common Stock, as set forth in the applicable award agreement.

(c)        Interest Equivalents. The agreement for a Dividend Equivalent Right Award may provide for the crediting of interest on a Dividend Equivalent Right Award to be settled in cash at a future date, at a rate set forth in the agreement, on the amount of cash payable thereunder.

13.       Manner of Exercise of Options.

To exercise an Option in whole or in part, a Participant, any permitted transferee of a Participant or, after a Participant’s death, a Participant’s executor or administrator, must give written notice to the Committee, stating the number of shares to which he intends to exercise the Option. The Company will issue the shares with respect to which the Option is exercised upon payment in full of the Option Price. The Option Price may be paid (i) in cash, (ii) in shares of Common Stock having an aggregate Fair Market Value, as determined on the date of delivery, equal to the Option Price, or (iii) by delivery of irrevocable instructions to a broker to promptly deliver to the Company the amount of sale or loan proceeds necessary to pay for all Common Stock acquired through such exercise and any tax withholding obligations resulting from such exercise. The Option Price may be paid in shares of Common Stock which were received by the Participant upon the exercise of one or more Options. The Option Price may be paid in shares of Common Stock which were received by the Participant as an award of Restricted Stock under the Plan. The Option Price may be paid by surrender of Tandem SARs equal to the Option Price.

14.      Vesting.

(a)       A Participant may not exercise an Option, surrender a SAR, an RSU or Phantom Stock or transfer, pledge or dispose of any Restricted Stock until it has become vested. The portion of an Option, SAR or Phantom Stock award or Restricted Stock that is vested depends upon the period that has elapsed since the Option Date. Unless the Committee establishes a different vesting schedule at the time an Award is granted, all Awards granted under the Plan shall vest according to the following schedule:

Cumulative
Period Elapsed	Vested Percentage

First Anniversary of Option Date	20%
Second Anniversary of Option Date	40%
Third Anniversary of Option Date	60%
Fourth Anniversary of Option Date	80%
Fifth Anniversary of Option Date	100%

Except as provided below, if a Participant’s employment with the Company or its Subsidiaries is terminated, for any reason, such Participant automatically forfeits any Awards that are not yet vested. A transfer of employment from the Company to a Subsidiary or affiliate, or vice versa, is not a termination of employment for purposes of the Plan. Unless the Committee in its sole discretion specifically waives the application of this sentence, then notwithstanding the vesting schedule contained herein or in the Participant’s agreement, if the Participant’s employment, or if a Director, his membership on the Board, is terminated for Cause, all Awards granted or awarded to the Participant will be immediately cancelled and forfeited by the Participant upon delivery to him of notice of such termination.

(b)       If permitted under Section 409A and if the Committee determines that special circumstances exist, the Committee, in its sole discretion, may accelerate the time in which an Award under the Plan vests, even if, under its existing terms, such Award would not then be exercisable.

15.       Adjustments to Reflect Changes in Capital Structure.

If there is any change in the corporate structure or shares of the Company, the Board of Directors may, in its discretion, make any adjustments necessary to prevent accretion, or to protect against dilution, in the number and kind of shares authorized by the Plan and, with respect to outstanding Awards, in the number and kind of shares covered thereby and in the applicable Option Price; provided, however, no adjustment will be made for the issuance of preferred stock or the conversion of convertible preferred stock. For the purpose of this Section 15, a change in the corporate structure or shares of the Company includes, without limitation, any change resulting from a recapitalization, consolidation, rights offering, spin-off, reorganization, or liquidation and any transaction in which shares of Common Stock are changed into or exchanged for a different number or kind of shares of stock or other securities of the Company or another corporation. Notwithstanding the foregoing, any such adjustment made with respect to an Award which is an ISO shall comply with the requirements of Section 424(a) of the Code, and in no event shall any such adjustment be made which would render any ISO granted under the Plan to be other than an “incentive stock option” for purposes of Section 422 of the Code. Notwithstanding any other provision of the Plan to the contrary, no adjustment shall be made to any outstanding Award under the Plan that would result in such Award being considered “nonqualified deferred compensation,” within the meaning of Section 409A, so as to cause such Award or the Plan to become subject to the requirements of Section 409A.

16.       Non-Transferability of Options, SARs and Phantom Stock.

The Options and SARs granted or Phantom Stock awarded under the Plan are not transferable, voluntarily or involuntarily, other than by will or the laws of descent and distribution or, to the extent permissible under Section 422 of the Code, pursuant to a qualified domestic relations order as defined in Section 414(p) of the Code; provided, however, that the Compensation Committee, in its discretion, may permit Options to be transferrable by a Participant to members of such Participant’s immediate family or to family trusts, partnerships and other entities comprised solely of the Participant or members of the Participant’s immediate family.

17.       Rights as Stockholder.

No Common Stock may be delivered upon the exercise of any Option until full payment of the Option Price has been made and all income tax withholding requirements thereon have been satisfied. A Participant has no rights whatsoever as a stockholder with respect to any shares covered by an Option or awarded with respect to an RSU or a Dividend Equivalent Right until the date of the issuance of a stock certificate for the shares. A Participant who has been granted SARs or Phantom Stock shall have no rights whatsoever as a stockholder with respect to such SARs or Phantom Stock.

18.       Withholding Tax.

The Company shall have the right to withhold or to require a Participant to remit to the Company, in cash or shares of Common Stock, with respect to any payments made under Awards to Participants under the Plan, any taxes required by law to be withheld because of such payments. Subject to the consent of the Committee with respect to (a) the exercise of an NSO, (b) the lapse of restrictions on Restricted Stock, (c) a “disqualifying disposition” of an ISO, as determined pursuant to the Code, or (d) the issuance of any other stock award under the Plan, a Participant may make an irrevocable election (an “Election”) to (i) have shares of Common Stock otherwise issuable withheld, or (ii) tender back to the Company shares of Common Stock received pursuant to (a), (b), or (d), or (iii) deliver back to the Company pursuant to (a), (b), or (d) previously acquired shares of Common Stock having a Fair Market Value sufficient to satisfy all or part of the Participant’s estimated tax obligations. Such Election must be made by a Participant prior to the date on which the relevant tax obligation arises. The Committee may disapprove of any Election, may suspend or terminate the right to make Elections, or may provide with respect to any award under the Plan that the right to make Elections shall not apply to such award.

19.       No Right To Employment.

Participation in the Plan will not give any Participant a right to be retained as an employee of the Company or any subsidiary, or any right or claim to any benefit under the Plan, unless the right or claim has specifically accrued under the Plan.

20.       Amendment of the Plan.

The Committee may from time to time amend or revise the terms of the Plan in whole or in part and may without limitation, adopt any amendment deemed necessary, subject only to applicable laws, regulations and the rules and regulations of the Nasdaq Stock Exchange or any national stock exchange upon which the Common Stock may be listed; provided, however, that (a) except as provided in Section 4(h), no change in any award previously granted to a Participant may be made that would impair the rights of the Participant without the Participant’s consent, or (b) no amendment may extend the period during which a Participant may exercise an ISO beyond the period set forth in Section 6(a)(ii) or 6(e). Any approval required or desired from the Company’s stockholders to any amendment shall require a vote of the majority of the shares of the Company’s Common Stock and preferred stock voting together as one class, present in person or by proxy at a duly held stockholders meeting or by written consent. All amendments shall be in writing and consented to by a majority of the members of the Committee.

21.       Conditions Upon Issuance of Shares.

An Option shall not be exercisable, a share of Common Stock shall not be issued pursuant to the exercise of an Option, and Restricted Stock shall not be awarded until such time as the Plan has been approved by the Stockholders of the Company and unless the award of Restricted Stock, exercise of such Option and the issuance and delivery of such share pursuant thereto shall comply with all relevant provisions of law, including, without limitation, the Securities Act, the Exchange Act, the rules and regulations promulgated thereunder, and the requirements of any stock exchange upon which the shares of Common stock may then be listed, and shall be further subject to the approval of counsel for the Company with respect to such compliance. As a condition to the exercise of an Option, the Company may require the person exercising such Option to represent and warrant at the time of any such exercise that the Common Stock is being purchased only for investment and without any present intention to sell or distribute such shares if, in the opinion of counsel for the Company, such a representation is required by any of the aforementioned relevant provisions of law.

22.       Effective Date and Termination of Plan.

(a)       Effective Date. The Plan is effective as of the later of the date of its adoption by the Board or, if approval of the Company’s stockholders is sought, the date the Plan is approved by the stockholders of the Company.

(b)       Termination of the Plan. The Committee may terminate the Plan at any time with respect to any shares that are not then subject to Options or Restricted Stock. Termination of the Plan will not affect the rights and obligations of any Participant with respect to any Awards awarded or granted before termination. Any termination of the Plan pursuant to this Article 22 shall comply with all applicable requirements of Section 409A.

23.       Annual Option Grants to Outside Directors.

On the date of each annual meeting of stockholders, each Outside Director who does not own, directly or indirectly, over 5% of the issued and outstanding Common Stock shall be granted an Option to purchase 15,000 shares of Common Stock and, for each committee on which such director has been appointed to serve, such committee member shall be granted an option to purchase 8,000 shares of Common Stock.